     As filed with the Securities and Exchange Commission on April 4, 1997.

                                                      Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               GENSIA SICOR INC.
      -------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                 Delaware                              33-0176647
      -------------------------------          --------------------------
      (State or other jurisdiction of               (I.R.S. Employer
      incorporation or organization)               Identification No.)

          9360 Towne Centre Drive
           San Diego, California                          92121
      -------------------------------          --------------------------
 (Address of Principal Executive Offices)               (Zip Code)


                GENSIA SICOR INC. 1997 LONG-TERM INCENTIVE PLAN
                -----------------------------------------------
                            (Full title of the plan)

                                   Copy to:

            DAVID F. HALE                              THOMAS E. SPARKS, JR.
President and Chief Executive Officer              Pillsbury Madison & Sutro LLP
          Gensia Sicor Inc.                                P.O. Box 7880
       9360 Towne Centre Drive                        San Francisco, CA 94120
     San Diego, California 92121                           (415) 983-1000
           (619) 546-8300                                ------------------
         ------------------
    (Name, address and telephone
    number, including area code,
       of agent for service)


                                     CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
     Title of                                     Proposed Maximum     Proposed Maximum        Amount of
 Securities To Be                Amount To Be      Offering Price     Aggregate Offering     Registration
    Registered                  Registered (1)      per Share (2)          Price (2)              Fee
---------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value,      2,000,000            $3.85              $7,700,000            $2,334
 including related Series I         shares
 Participating Preferred
 Stock Purchase Rights
---------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to General Instruction E to Form S-8.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, upon the average of the high and low prices as reported on the Nasdaq National Market on April 2, 1997.
                               _________________

   The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.
--------------------------------------------------------------------------------

                              Page 2 of 12 Pages
                       Exhibit Index Appears on Page 9.

                                     PART I
                                     ------

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
              ----------------------------------------------------


  Item 1.  Plan Information.*
  ------   ----------------

  Item 2.  Registrant Information and Employee Plan Annual Information.*
  ------   -----------------------------------------------------------

  * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities act of 1933 and the Note to Part I of Form S-8.


                                    PART II
                                    -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

  Item 3.  Incorporation of Certain Documents by Reference.
  ------   -----------------------------------------------

       The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
  Statement:

       (1) Annual Report on Form 10-K (File No. 0-18549), for the fiscal year ended December 31, 1996.

       (2) The financial statements of Rakepoll Holding and pro forma financial information of the Registrant, included in the Registrant's Definitive Proxy Statement, dated January 15, 1997, at pages 73 to 78 and pages F-1 to F-23.

       (3) The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A (File No. 0-18549).

       (4) The description of the Preferred Stock Purchase Rights for Series I Participating Preferred Stock, par value $.01 per share of the Registrant contained in its Registration Statement on Form 8-A filed on March 23, 1992 (File No. 0-18549).

       In addition, all documents subsequently filed by Registrant pursuant to
  Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

  Item 4.  Description of Securities.
  ------   -------------------------

        Not applicable.

  Item 5.  Interests of Named Experts and Counsel.
  ------   --------------------------------------

       The consolidated financial statements of the Registrant appearing in the Registrant's Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their opinion thereon included therein and incorporated herein by reference. Additionally, the financial statements of Rakepoll Holding appearing in the Registrant's Definitive Proxy Statement dated January 15, 1997 have been prepared by, and in the case of the financial statements appearing at pages F-6 through F-23 of the Definitive Proxy Statement have been audited by, KPMG Accountants N.V., as set forth in their report included therein and incorporated herein by refererence. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

        A member of Pillsbury Madison & Sutro LLP participating in the consideration of legal matters relating to the Registrant's Common Stock owns 30,000 shares of the Registrant's Common Stock.

  Item 6.  Indemnification of Directors and Officers.
  ------   -----------------------------------------

        Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article IX of the Registrant's Restated Certificate of Incorporation (Exhibit 3(i) to the Registrant's Current Report on Form 8-K dated February 28, 1997) provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

  Item 7.  Exemption from Registration Claimed.
  ------   -----------------------------------

        Not applicable.

  Item 8.  Exhibits.
  ------   --------

        See Index to Exhibits.

  Item 9.  Undertakings.
  ------   ------------

        (a)  The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 31, 1997.

                                 GENSIA SICOR INC.



                                 By    /s/ David F. Hale
                                    -------------------------------
                                           David F. Hale
                                         President and CEO


                               POWER OF ATTORNEY
                               -----------------

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Sayward or David F. Hale, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

     Signature                     Title                          Date
    -----------                    -----                          ----

  /s/ David F. Hale          President and Chief             March 31, 1997
 -------------------         Executive Officer and
      David F. Hale          Director (Principal
                             Executive Officer)

     Signature                     Title                          Date
    -----------                    -----                          ----


 /s/ John W. Sayward         Vice President Finance,         March 31, 1997
---------------------        Chief Financial Officer
     John W. Sayward         and Treasurer (Principal
                             Financial Officer and
                             Principal Accounting
                             Officer)


/s/ Donald E. Panoz          Chairman of the Board of        March 31, 1997
---------------------        Directors
    Donald E. Panoz


/s/ Michael D. Cannon        Director                        March 31, 1997
-----------------------
    Michael D. Cannon


/s/ Jerry C. Benjamin
-----------------------      Director                        March 31, 1997
   Jerry C. Benjamin


/s/ James C. Blair
-----------------------      Director                        March 31, 1997
    James C. Blair


/s/ Herbert J. Conrad
-----------------------      Director                        March 31, 1996
   Herbert J. Conrad


/s/ Carlo Salvi
-----------------------      Director                        March 31, 1997
   Carlo Salvi


/s/ Patrick D. Walsh
----------------------       Director                        March 31, 1997
   Patrick D. Walsh



-----------------------      Director                        March __, 1997
   L. John Wilkerson

                                EXHIBIT INDEX
                                -------------

   Exhibit
   Number        Exhibit
   ---------------------------------------------------------


    5.1 Opinion of Pillsbury Madison & Sutro LLP regarding legality of securities to be offered.

    10.1(1)  Gensia Sicor Inc. 1997 Long-Term Incentive Plan.

    23.1     Consent of Ernst & Young LLP,
             Independent Auditors.

    23.2     Consent of KPMG Accountants N.V.

    23.3     Consent of Pillsbury Madison &
             Sutro LLP (included in Exhibit 5.1).

    24.1     Power of Attorney (see page 7).

-----------------
(1) Incorporated by reference to Annex D of the Registrant's Definitive Proxy Statement dated January 15, 1997 (No. 0-18549).

                                      -9-